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                       EMPLOYMENT AGREEMENT


      AGREEMENT, dated as of June 10, 1997, between Textron Inc., a Delaware corporation (the "Corporation"), and John D. Butler (the "Executive").
     WHEREAS, the Corporation desires to employ the Executive in the position of Executive Vice President and Chief Human Resources Officer during the term of this Agreement, and the Executive is willing accept such employment upon the terms and conditions set forth below;
     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Employment.
     The Corporation hereby employs and engages the services of the Executive as one of its key principal executive officers with the initial position of Executive Vice President and Chief Human Resources Officer of the Corporation for the "term of employment" set forth in Section 2 of this Agreement. The Executive agrees to serve the Corporation in such position as set forth in Section 3 of this Agreement for the term of employment.

2.   Term of Employment.
     The Executive's "term of employment" (as that phrase is used herein) shall be a period commencing on July 1, 1997, and continuing in effect through and including December 31, 1999, provided, however, that on January 1 of each year during the term of employment, commencing January 1, 1998, the term of employment shall automatically be extended for an additional year unless prior to such January 1 the Corporation gives written notice to the Executive of the Corporation's intention not to so extend the term of employment, and provided, further, that in the event the Executive's status is converted to that of an employee-consultant pursuant to Section 6(b) of this Agreement, the Executive's term of employment shall expire no earlier than the second anniversary of the effective date of such conversion.

3.   Position and Duties.
          (a) During the term of employment the Executive's position, authority and responsibilities, the type of work he is asked to perform, and the status and stature of the people with whom he is asked to work, shall not be diminished, and the Executive's services shall be performed at the Corporation's headquarters in Providence, Rhode Island or at such other location (i) as may be mutually agreed between the Corporation and the Executive or (ii) to which the Corporation's corporate headquarters is relocated.
          (b) The Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation (except as otherwise provided herein) and to use his best efforts to promote the interests of the Corporation and to perform faithfully and efficiently the responsibilities assigned to him in accordance with the terms of this Agreement, to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which he is entitled. It is expressly understood and agreed that the Executive's continuing service on any boards and committees with which he shall be connected, as a member or otherwise, as of the date hereof, or any such service approved by the Corporation during the term of employment, shall not be deemed to interfere with the performance of the Executive's services to the Corporation pursuant to this paragraph (b).

4.   Compensation and Other Terms of Employment.
          (a) Base Salary. During the term of employment, the Executive shall receive an annual base salary ("Base Salary"), payable in equal monthly installments, at an annual rate at least equal to the aggregate annual base salary payable to the Executive by the Corporation at the commencement of the term of employment. The Base
          Salary shall be reviewed and may be increased at any time and from time to time in accordance with the Corporation's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Corporation hereunder, and after any such increase the Base Salary shall not be reduced from such increased level.
          (b) Incentive Plans. As further compensation, the Executive will be eligible during the term of employment for participation in the
          Corporation's short-term incentive compensation plan in a participation level commensurate with his level of employment. The Executive shall also be eligible during the term of employment for awards of stock options and performance units under the Corporation's long-term incentive plan. In the event such plans are amended or superseded, the Executive shall be entitled to participate in the amended or successor plan at a level substantially equivalent to his participation in the plans immediately prior to such amendment or succession. Any agreements existing as of the date hereof between the Corporation and the Executive providing for special incentive or similar benefits are continued by this Agreement.
          (c) Retirement, Savings and Other Executive Plans. In addition to the Base Salary and incentive plans as hereinabove provided, during the term of employment the Executive shall be entitled to participate in all savings, retirement, employee benefit and key executive plans generally available to executive officers of the Corporation. Nothing herein shall be construed to prevent the Corporation from amending or terminating any such plans to the extent currently permitted by the terms of such plans. Any agreements existing as of the date hereof between the Corporation and the Executive providing for special pension, retirement or similar benefits are continued by this Agreement.
          (d) Expenses. During the term of employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation in effect as of the date hereof.
          (e) Office and Support Staff. During the term of employment, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, commensurate with his level of employment.
          (f) Vacation and Fringe Benefits. During the term of employment, the Executive shall be entitled to paid vacation and fringe benefits (including, but not limited to, travel facilities) in accordance with the policies of the Corporation in effect as of the date hereof.

5.   Termination.
          (a) Death. Except for the obligations of the Corporation set forth in this paragraph (a), this Agreement shall terminate automatically upon the Executive's death. In the event of such termination, the Corporation shall pay to the Executive's estate all benefits and compensation accrued hereunder through the end of the month in which the Executive died.
          (b) Cause. The Corporation may terminate the Executive's employment for Cause. For purposes of the Agreement, "Cause" shall mean (i) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of the Corporation or (ii) any material violation by the Executive of his responsibilities set forth in Section 3 or Section 6(c) hereof which are demonstrably willful and deliberate on the Executive's part and which result in material injury to the Corporation or (iii) any material violation by the Executive of Textron's Business Conduct Guidelines.

                If the Executive's employment is terminated for Cause, the Corporation shall pay the Executive his full accrued Base Salary through the date of such termination at the rate in effect at the time of such termination, and the Corporation shall have no further obligations to the Executive under this Agreement.

6.   Consulting Services.
          (a) In the event of the Executive's Disability (as hereinafter defined), the Executive's status shall automatically become that of an employee-consultant for the remainder of the term of employment.
          During such period, the Executive shall be required to provide services to the Corporation in accordance with paragraph (c) of this
          Section 6, but only to the extent the Executive has the ability to provide such services. Upon the completion of the term of employment, the Executive shall be entitled to receive (in addition to any other payments and benefits accrued as of such time) such disability benefits and other benefits as may be payable to the Executive under the terms of the employee benefit plans referred to in Section 4(c) hereof. "Disability" shall mean a disability which prevents the Executive from performing the services contemplated by Section 3 hereof for the entire remainder of the term of employment.
          (b) Notwithstanding any other provisions contained in this Agreement, the Corporation, at its option for any reason, or the Executive, for Good Reason (as hereinafter defined), may convert the Executive's status into that of an employee-consultant for the remainder of the term of employment in accordance with the procedures set forth in this paragraph (b). In the event the Corporation determines that the Executive shall no longer hold his present position or the Corporation intends to effect any change in the Executive's employment status that would constitute Good Reason, the Corporation shall give notice to the Executive of such determination or intention. In the event that the Executive claims that the Corporation has taken any action constituting Good Reason, the Executive shall give notice to the Corporation of such claim. In either event, the parties shall meet and attempt to reach a mutually satisfactory adjustment of the terms of the Executive's employment; provided, however, that the Executive shall not be obligated to accept any change in the terms of his employment proposed by the Corporation. If the Corporation and the Executive cannot reach a mutually satisfactory adjustment, either the Corporation or the Executive may then convert the Executive's status to that of an employee-consultant.

          "Good Reason" shall mean:

                     (i)   without the express written consent of the Executive,
               (A) the assignment of the Executive to any duties or location inconsistent in any significant respect with the provisions of
               Section 3(a) hereof, or (B) any other significant change in the position, authority or responsibilities of the Executive (except as permitted by this Section 6);
                     (ii) any failure by the Corporation to comply with any of the provisions of Section 4 hereof, other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive; or
                    (iii) any purported termination by the Corporation of the Executive's employment hereunder other than in accordance with, and as permitted by, this Agreement, it being understood and agreed that any such purported termination shall not be effective for any purpose of this Agreement.
          (c) In the event the Executive's status is converted to that of an employee-consultant as provided in this Section 6, the Executive shall continue to be a full-time employee of the Corporation and shall, except as limited by paragraph (a) of this Section 6, provide such advisory services concerning the business of the Corporation, of the same type and stature performed by the Executive prior to the conversion of his status to employee-consultant, as may reasonably be requested by the Corporation. The period during which the Executive serves as an employee-consultant pursuant to this Section 6 shall for all purposes of this Agreement be considered part of the term of employment. During such period, the Corporation shall continue to be bound by, and obligated to perform in all respects, all of the provisions of Section 4 hereof, and, to the extent not inconsistent with this Section 6, all of the other provisions of the Agreement shall continue in full force and effect; provided, however, that during such period, the Executive shall not be eligible for awards of stock options and performance units under the Corporation's long-term incentive plan, nor shall the Executive be entitled to office and support staff under Section 4(e). During such period, the Executive shall not engage in any activities in competition with the Corporation and shall continue to be deemed an employee under all benefit plans and programs of the Corporation.

7.   Non-Exclusivity of Rights.
          (a) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies shall be payable in accordance with the terms of such plan or program.
          (b) Notwithstanding the foregoing, and in consideration of the premises contained in this Agreement, the Executive specifically waives any rights he may have to receive any severance pay or other severance benefits under the Textron Executive Severance Plan and any other severance plan, program or agreement of the Corporation.

8.   No Set-Off; Legal Fees.
     The Corporation's obligation to make the payments provided for herein and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counter-claim, recoupment, defense or other right which the Corporation may have against the Executive or others. Unless it is finally determined by a court of competent jurisdiction after all available appeals that the Corporation has validly terminated the Executive's employment for Cause, the Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus interest on the total unpaid amount determined to be payable hereunder, such interest to be calculated on the basis of the prime commercial lending rate announced by Morgan Guaranty Trust Company in effect from time to time, for the period commencing on the date of such contest and ending on the date on which the Corporation shall pay such total amount (such interest to be compounded quarterly).

9.   Confidential Information.
     The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Corporation or any of its affiliated companies and which shall not be public knowledge. During and after the end of the term of employment, the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it.

10.  No Assignment.
     This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

11.  Miscellaneous.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          Textron Inc.
          40 Westminster Street
          Providence, RI 02903


          If to the Corporation:

          Textron Inc.
          40 Westminster Street
          Providence, Rhode Island 02903


                or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          (d) The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
          (e) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.




                                 /s/ John D. Butler
                                 John D. Butler

                                 TEXTRON INC.




                                 By /s/ William F. Wayland
                                   William F. Wayland
                                   Executive Vice President
                                   Administration and
                                   Chief Human Resources Officer


ATTEST:



/s/ Michael D. Cahn
Michael D. Cahn
Assistant Secretary




(SEAL)